Exhibit 10(ah)

NOTICE OF FINAL AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$6,000,000.00	12-28-2004	05-15-2006	10001	402 / 326	0100391753	RDC09

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	PINNACLE DATA SYSTEMS, INC. 6600 Port Road Groveport, OH 43125	Lender:	KeyBank National Association OH-MM-Columbus 88 East Broad Street Columbus, OH 43215

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THE WRITTEN LOAN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

As used in this Notice, the following terms have the following meanings:

Loan. The term “Loan” means the following described loan: a Variable Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $6,000,000.00 due on May 15, 2006.

Loan Agreement. The term “Loan Agreement” means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan.

Parties. The term “Parties” means KeyBank National Association and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

Borrower:         PINNACLE DATA SYSTEMS, INC.

Grantor(s):        PINNACLE DATA SYSTEMS, INC.

Each Party who signs below, other than KeyBank National Association, acknowledges, represents, and warrants to KeyBank National Association that it has received, read and understood this Notice of Final Agreement. This Notice is dated December 28, 2004.

BORROWER:

Pinnacle Data Systems Inc.

By:	/s/ Michael R Sayre
Michael R. Sayre, Executive Vice President of
PINNACLE DATA SYSTEMS, INC

LENDER:

KEYBANK NATIONAL ASSOCIATION

X /s/ Marsha Stalder
Authorized Signer

LASER PRO Lending, Vat. 5.24.10.002 Copr. H*r1artd financial Solution    . 1997, 2004.

All Rights Reserved- - OH N:lLpro\CFI\LPUI21.FC TR-81809 PR-3